Exhibit 99.1

                              N E W S   R E L E A S E

    Aphton Presented Phase III Data for Monotherapy with G17DT for Advanced
            Pancreatic Cancer Patients to Overseas Regulatory Agency

                                  March 4, 2003

          Miami, FL - Aphton Corporation (NASDAQ: APHT) - Aphton announced today that the company has met with and presented results of its randomized, double blind, controlled, monotherapy, Phase III clinical trial conducted in Europe with G17DT for patients with advanced pancreatic cancer to an appropriate foreign regulatory authority.

          The presentation of the most recently completed analysis of the data demonstrated an overall median survival benefit of 83%, with a statistically significant value of p. The corresponding hazard ratio (HR) was 0.65, which also had a statistically significant value of p. (HR of 0.65 means that at any point in time, patients on G17DT had a 154% higher likelihood of surviving longer than patients on the control.) There are still surviving, treated patients in the trial. Their standard of care could be influenced, thereby jeopardizing both their inclusion in the final statistical analysis and the ultimate breadth of the indication allowed in each jurisdiction, if additional specifics on the trial were provided at this time.

          Aphton believes that the results of the trial are already sufficient for filing for marketing approval in the European Union, Canada and Australia. Therefore, Aphton has begun the process of gathering and compiling the data and the preparation of the extensive regulatory documentation required for submission for marketing approval. This process can be expected to take approximately five months, but cannot be stated with certainty. Aphton expects it will receive priority review of the filings. The time for review and the granting of marketing approval in each jurisdiction cannot, however, be predicted by Aphton with certainty.

          Aphton believes that with these clinical trial and regulatory developments, it has reached the decisive turning point in its corporate development and in the pursuit of its corporate objectives. Aphton has drastically reduced its burn rate going forward at this time and is currently pursuing a number of strategic funding opportunities. Aphton believes a number of these can, if successful, carry it forward and achieve its strategic objectives.

          It is estimated that approximately 88,000 new cases of pancreatic cancer will be diagnosed in the US and Europe this year. The prognosis for most of these patients is very poor. The great majority of patients has advanced disease at the time of diagnosis which is considered incurable, with a very short survival time. Surgery, when possible, and chemotherapy are the primary treatment options currently available, but have shown only very limited benefit. Aphton believes that its anti-gastrin targeted

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immunotherapy  approach  has the  potential  to  extend  patient  survival  time significantly, without adding toxicity.

          Aphton Corporation is a biopharmaceutical company developing products using its innovative targeted immunotherapy technology for neutralizing hormones that participate in gastrointestinal system and reproductive system cancer and non-cancer diseases.

          Except for the historical information herein, the matters discussed herein are forward-looking statements that involve a number or risks and uncertainties and are not a guarantee of future performance. Future results may vary significantly based on a number of factors including, but not limited to, intellectual property risks, risks in regulatory and market acceptance of new products and continuing demand for same, the impact of competitive products and pricing, changing economic conditions and other risk factors that are inherent in the drug development process and the company's business including those set forth in Aphton's most recent 10-K and other filings with the Securities and Exchange Commission. It is not possible to predict or identify all such risk factors that could cause actual results to differ from expected or historical results. The company's actual results could differ from these forward-looking statements and the company undertakes no obligation to update publicly any forward-looking statement, except as may be required under applicable securities law.


Contact: Aphton Corporation; Investor Relations, J.L. Whitmore, 305-374-7338.